EXHIBIT 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended June 30, 2026 and 2025, March 31, 2026 and 2025
and the Six-Months Ended June 30, 2026 and 2025

	Unaudited
	Commercial	Defense, Space
(In millions)	Aerospace	& Other	Total

Second Quarter 2026
Composite Materials	$289.2	$132.3	$421.5
Engineered Products	57.4	50.4	107.8
Total	$346.6	$182.7	$529.3
	65%	35%	100%
First Quarter 2026
Composite Materials	$281.2	$117.6	$398.8
Engineered Products	51.5	51.2	102.7
Total	$332.7	$168.8	$501.5
	66%	34%	100%

Second Quarter 2025
Composite Materials	$249.9	$143.3	$393.2
Engineered Products	43.2	53.5	96.7
Total	$293.1	$196.8	$489.9
	60%	40%	100%

First Quarter 2025
Composite Materials	$241.8	$123.5	$365.3
Engineered Products	38.3	52.9	91.2
Total	$280.1	$176.4	$456.5
	61%	39%	100%

Year to date June 30, 2026
Composite Materials	$570.4	$249.9	$820.3
Engineered Products	108.9	101.6	210.5
Total	$679.3	$351.5	$1,030.8
	66%	34%	100%

Year to date June 30, 2025
Composite Materials	$491.7	$266.8	$758.5
Engineered Products	81.5	106.4	187.9
Total	$573.2	$373.2	$946.4
	61%	39%	100%